Exhibit 10.1
INTERCOMPANY FUNDING AGREEMENT

This INTERCOMPANY FUNDING AGREEMENT (this “Agreement”), dated as of  January 25, 2013 (the “Effective Date”), is by and between DELMAR PHARMACEUTICALS, INC., a Nevada corporation (the “Parent”), and 0959456 B.C. Ltd., a corporation incorporated under the laws of the Province of British Columbia (“Exchangeco”).  The Parent and Exchangeco are sometimes referred to herein together as the “Parties” and each individually as a “Party”.

Background

A.
The Parties have entered into that certain exchange agreement, made as of January 25, 2013 (the “Exchange Agreement”), among: the Parties; 0959454 B.C. Ltd., a corporation incorporated under the laws of the Province of British Columbia; Del Mar Pharmaceuticals (BC) Ltd., a corporation incorporated under the laws of the Province of British Columbia (“DelMar”); and the securityholders of DelMar, who have signed or agree to be bound by the Exchange Agreement.

B.
Pursuant to the Exchange Agreement, Exchangeco has agreed, among other things, to acquire all of common shares of DelMar (the “DelMar Shares”) held by the shareholders of DelMar who have signed the Exchange Agreement or who have agreed to be bound by the Exchange Agreement for aggregate consideration comprised of (1) 4,340,417  shares of Parent common stock (the “Parent Shares”), with an agreed upon Canadian Dollar equivalent value equal to the product of (x) the number of Parent Shares, multiplied by (y) a deemed price of US$ 0.80 per Parent Share, multiplied by (z) the noon spot exchange rate on the Effective Date required to express such value in Canadian Dollars, as reported by the Bank of Canada on its website at www.bankofcanada.ca (the “Parent Share Consideration”) and (2) 8,729,583 exchangeable shares of Exchangeco.

C.
In order to perform their respective obligations under the Exchange Agreement, the Parent desires to contribute to Exchangeco, and Exchangeco desires to acquire from the Parent, the Parent Shares in order for Exchangeco to pay the aggregate consideration contemplated by the Exchange Agreement; however, for the convenience of the Parties, Exchangeco desires that the Parent issue the Parent Shares directly to the DelMar shareholders as provided in the Exchange Agreement, and the Parent agrees to so issue the Parent Shares on behalf of Exchangeco, all as set forth in this Agreement.

Agreement

NOW, THEREFORE, in consideration of the premises and the agreements set forth below, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1.
Parent Contributions. At the request of and on behalf of Exchangeco, so as to enable Exchangeco to complete the acquisition of the DelMar Shares, held by the shareholders of DelMar who have signed the Exchange Agreement or who have agreed to be bound by the Exchange Agreement, pursuant to the Exchange Agreement, on the Effective Date, the Parent agrees, as a contribution to Exchangeco, to pay the Parent Share Consideration by issuing the Parent Shares directly to the DelMar shareholders.

2.
Issuance of Exchangeco Shares. In consideration for the Parent’s contributions set forth in Section 1 above, Exchangeco agrees to issue to the Parent 4,340,417 common shares in the capital of Exchangeco, which upon issuance shall be duly authorized, validly issued, fully paid and non-assessable, and to add an amount equal to the Parent Share Consideration to the stated capital account maintained by Exchangeco in respect of such common shares.

3.
Representations and Warranties. Each Party represents and warrants to the other that: (a) it is duly authorized to execute and deliver this Agreement, and this Agreement and the transactions contemplated hereby have been duly authorized by all necessary corporate or other applicable action of such Party; (b) the performance by such Party of its obligations under this Agreement does not: (i) conflict with any contract or agreement binding upon such Party or its properties or (ii) violate or conflict with any order or decree binding upon such Party or its properties; (c) such Party has obtained all consents and approvals necessary for it to enter into and perform its obligations under this Agreement; and (d) this Agreement is enforceable against such Party in accordance with its terms (except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or limiting creditors’ rights generally or by equitable principles relating to enforceability).

4.
Entire Agreement; Modification. This Agreement constitutes the entire agreement between the Parties with respect to the subject matter hereof and supersedes all prior and contemporaneous agreements, representations, warranties and understandings of the Parties, whether oral, written or implied, as to the subject matter hereof.  No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by the Parties.

5.
Further Documents. Each Party agrees to (a) execute any and all documents, instruments and agreements, (b) make any and all accounting entries and (c) do and perform any and all acts and things, in each case, that are necessary or proper to effectuate or further evidence the terms and provisions of this Agreement and the transactions contemplated by this Agreement.

6.	Governing Law. This Agreement will be governed by and construed in accordance with the internal laws of the Province of British Columbia, without regard to the principles of conflicts of law.

7.
Counterparts; Electronic Signatures. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.  Delivery of an executed counterpart of a signature page by facsimile or other electronic transmission shall be effective as delivery of a manually executed counterpart.

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IN WITNESS WHEREOF, each Party has caused this Agreement to be executed and delivered by its duly authorized representative as of the Effective Date.

DELMAR PHARMACEUTICALS, INC.

/s/ Lisa Guise
Lisa Guise
President

0959456 B.C. LTD.

/s/ Lisa Guise
Lisa Guise
President

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